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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



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        Date of Report (Date of earliest event reported): July 1, 1998



                                 NCO Group, Inc.
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             (Exact name of Registrant as specified in its charter)


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
            Pennsylvania                        0-21639                            23-2858652
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  (State or other jurisdiction of       (Commission File Number)                 (I.R.S. Employer
   incorporation or organization)                                             Identification Number)
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                             515 Pennsylvania Avenue
                       Fort Washington, Pennsylvania 19034
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          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (215) 793-9300
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Item 5.  Other Events

Acquisition of MedSource, Inc.

     On July 1, 1998, the NCO Group, Inc. ("NCO" or the "Company") acquired all of the outstanding stock of MedSource, Inc. ("MedSource") for approximately $17.7 million in cash. In connection with the acquisition, the Company repaid debt of approximately $17.3 million.

     Founded in 1997, MedSource provides traditional accounts receivable management services and pre-delinquency outsourcing services primarily to hospitals located throughout the United States. Pre-delinquency outsourcing services include insurance billing and follow-up, insurance claim resolution, private pay collections, and outsourcing of central business office functions. Since its inception, MedSource has completed four acquisitions of other accounts receivable management companies which specialize in providing services to the healthcare industry. Headquartered in Goodlettsville, Tennessee, MedSource has additional offices located in Phoenix, Arizona; Springfield, Missouri; Chicago Heights, Illinois; Waterford, Michigan; Johnstown, Pennsylvania; and Mount Laurel, New Jersey. For the fiscal year ended December 31, 1997 (on a pro forma basis) and the three months ended March 31, 1998, MedSource's revenues were approximately $22.7 million and $5.3 million, respectively. The acquisition of MedSource significantly enhances NCO's market position as a leading provider of accounts receivable management services to the healthcare sector.

     Historical and pro forma financial information with respect to MedSource was previously reported or incorporated by reference in the Company's Current Report on Form 8-K filed on May 12, 1998.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NCO GROUP, INC.

                                       By:  /s/ Steven L. Winokur
                                            ----------------------------
                                            Executive Vice President, Finance
                                            and Chief Financial Officer



Date:   July 2, 1998

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